UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VANECK BITCOIN TRUST
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	85-6811021 (I.R.S. Employer Identification No.)

c/o VanEck Digital Assets, LLC 666 Third Avenue, 9th Floor New York, New York (Address of principal executive offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of VanEck Bitcoin Trust	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-251808

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common shares (“Shares”) representing fractional undivided beneficial interest in VanEck Bitcoin Trust (the “Registrant”) to be registered hereunder is set forth in and incorporated herein by reference to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 29, 2023 (File No. 333-251808) and all amendments and supplements to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on Cboe BZX Exchange, Inc. and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 4, 2024

VanEck Bitcoin Trust

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Jonathan R. Simon
Name:	Jonathan R. Simon
Title:	Senior Vice President, General Counsel and Secretary

*	The Registrant is a trust and the person specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the Registrant.